Exhibit 21.1

Seagate Technology	Cayman
Seagate Technology HDD Holdings	Cayman
Quinta Corporation	California
Seagate Technology (US) Holdings, Inc.	Delaware
Seagate Technology LLC (co-owned 6% by Quinta Corporation)	Delaware
Seagate Air, LLC	Delaware
Seagate Technology AB	Sweden
Seagate Technology Australia Pty Limited	Australia
Seagate Technology GmbH	Germany
Seagate Technology (Hong Kong) Limited	Hong Kong
Beijing Representative Office	China
Shanghai Representative Office	China
Shenzhen Representative Office	China
Seagate Technology SAS	France
Seagate Technology Taiwan Ltd.	Taiwan
Seagate US LLC	Delaware
Seagate Technology International	Cayman
Seagate Technology International (Netherlands Branch)	Netherlands
Seagate Technology International (Singapore Branch)	Singapore
Seagate Services Singapore Pte. Ltd.	Singapore
Seagate Services (Netherlands) B.V.	Netherlands
ActionFront Data Recovery Labs Inc.	Canada
ActionFront Data Recovery Inc.	Delaware
ActionFront Data Recovery (Netherlands) B.V.	Netherlands
Penang Seagate Industries (M) Sdn. Bhd.	Malaysia
Perai Seagate Storage Products Sdn. Bhd.	Malaysia
Seagate Technology International (Wuxi) Co. Ltd.	China
Seagate Technology (Thailand) Limited	Thailand
Seagate Technology (Malaysia) Holding Company	Cayman
Senai Seagate Industries (M) Sdn. Bhd.	Malaysia
Seagate Technology (Ireland)	Cayman
Springtown Northern Ireland Branch	Ireland
Seagate Technology Media (Ireland)	Cayman
Limavady Northern Ireland Branch	Ireland
Seagate Technology (Marlow) Limited	England
Cork Branch	Ireland
Seagate Singapore International Headquarters Pte. Ltd.	Singapore
New Delhi Representative Office	India
Seagate Technology (Netherlands) B.V.	Netherlands
Nippon Seagate Inc.	Japan
Seagate Technology Republic Ireland Limited	Ireland
Maxtor Corporation	Delaware
Old SDI-Sub	California

MMC Technology, Inc.	California
Maxtor Realty Corporation	Delaware
Maxtor Disc Drives Pty Limited	Australia
Maxtor Europe S.àr.l.	France
Maxtor GmbH	Germany
Maxtor (Japan) Ltd.	Japan
Maxtor Korea Ltd.	Korea
Maxtor Europe Limited	England
Maxtor Asia Pacific Limited	Hong Kong
Taiwan Branch	Taiwan
Beijing Representative Office	China
Shanghai Representative Office	China
Maxtor Global Ltd.	Bermuda
Maxtor (Gibraltar) Limited	Gibraltar
Maxtor Luxembourg S.àr.l.	Luxembourg
Maxtor Peripherals (S) Pte Ltd	Singapore
Maxtor International S.àr.l.	Switzerland
India Liaison Office	India
Moscow Representative Office	Russia
Singapore Branch	Singapore
United Arab Emirates Branch	UAE
Maxtor Ireland Limited	Ireland
Maxtor International Manufacturing S.àr.l.	Switzerland
Maxtor Technology (Suzhou) Co. Ltd.	China